EXHIBIT 10.28

                                October 17, 2001


James E. Chestnut
Atlanta, Georgia

Dear James:

     This letter confirms the understanding that we have concerning your upcoming assignment as President, Pacific Rim, based in Tokyo, Japan. You will receive a letter of understanding outlining the terms of your assignment. This letter covers additional items for your records.

Salary/Incentive/Long  Term Incentive/Stock Options

     While you are on assignment, your base salary, and the targets and opportunities for future awards of annual and long-term incentive, stock options and restricted stock awards shall not be less than your current targets and opportunities.

Benefits

     You will continue your participation in the Key Executive Retirement Plan. You will continue to be eligible for the Financial Planning program, subject to applicable tax withholdings.

International Service Program

1. The Company will reimburse you, net of taxes for the out-of-pocket expenses you have incurred by paying and forfeiting partial tuition for the 2001 - 2002 school year in Atlanta.

2. The Company will reimburse you for Home Sale Assistance to cover general expenses associated with selling your home. The Company will waive the stated maximum for this coverage and will cover up to 7% of the documented sales price, net of taxes for you. If you are unsuccessful in selling your property, Home Purchase Buyout will be available.

3. At the end of your assignment, if that occurs prior to your son's completion of high school, you and your family will continue to be provided schooling and housing and other appropriate expatriate provisions through the end of the school year at the host location.

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October 17, 2001




     4. At the end of your assignment, Home Purchase Assistance will be provided.

     5. At the end of your assignment, if repatriation without a job occurs, salary continuation will be provided for twelve months. Any severance pay for which you are eligible will be offset by the salary continuation.

..

                                        Sincerely,



                                        /s/ Douglas N. Daft








EXHIBIT A